Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111665, 333-112384 and 333-122494) of our report dated April 30, 2003 relating to the consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2002, included in the 2004 Annual Report to Shareholders of Piper Jaffray Companies, which is incorporated by reference into this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
March 3, 2005